Unaudited Condensed Consolidated Financial Statements of J. M. Waller Associates, Inc.

Index to Consolidated Financial Statements

Unaudited Consolidated Balance Sheet as of June 30, 2014

Unaudited Consolidated Statements of Income for the six months ended June 30, 2014 and 2013

Unaudited Statements of Cash flows for the six months ended June 30, 2014 and 2013

Unaudited Notes to the Consolidated Financial Statements

J. M. WALLER ASSOCIATES, INC.

Unaudited Consolidated Balance Sheet

As of June 30, 2014

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$472,230
Accounts receivable, net	4,995,641
Prepaid expenses	76,700
Other current assets	38,390

Total current assets	5,582,961

PROPERTY AND EQUIPMENT
Computer equipment	983,409
Software	1,158,127
Furniture and fixtures	524,966
Leasehold improvement	315,755

Total property and equipment	2,982,257
Less accumulated depreciation	2,600,098

Property and equipment, net	382,159

OTHER ASSETS	40,680

Total assets	$6,005,800

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$1,523,468
Accrued salaries and compensation	1,308,461
Line of credit	1,592,668
Capital lease-current portion	79,673
Other current liabilities	341,741

Total current liabilities	4,846,011

LONG TERM LIABILITIES
Capital lease-long term	82,552
Deferred rent - long term	127,644

Total long term liabilities	210,196

Total liabilities	5,056,207

STOCKHOLDERS’ EQUITY
Common stock, no par value, 9,800 shares authorized, issued and outstanding	98
Paid in capital	298,038
Non-controlling interest	20,633
Treasury stock	(3,255,611)
Retained earnings	3,886,435

Total stockholders’ equity	949,593

Total liabilities and stockholders’ equity	$6,005,800

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J.M. WALLER ASSOCIATES, INC.

Unaudited Consolidated Statements of Income

For the Six Month Periods Ended June 30, 2014 and 2013

	For the Six Months Ended
	June 30, 2014	June 30, 2013
INCOME
Corporate Revenues	$15,042,770	$16,618,882

DIRECT COSTS
Labor and Employee Benefits	6,442,813	8,049,799
Subcontractors	2,162,393	1,918,563
Travel	759,287	826,243
Other Direct Costs	698,048	670,639
Total Direct Costs	10,062,541	11,465,244

Gross Profit	4,980,228	5,153,638

OPERATING EXPENSES	3,276,949	4,309,963

Operating Income	1,703,279	843,676

OTHER (EXPENSE) INCOME	133,482	(304,755)

NET (LOSS) INCOME	$1,836,761	$538,920

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J. M. Waller Associates

Unaudited Statements of Cash Flow

For the Six Month Periods Ended June 30, 2014 and 2013

	June 30, 2014	June 30, 2013

Cash Flow from Operating Activities:

Net Income	1,836,761	538,920
Depreciation Expense	118,134	151,794
Net Income plus Depreciation	1,954,895	690,714

Changes in short-term operating assets and liabilities:

(Increase)/Decrease in assets:
Receivables	(341,384)	481,932
Prepaid Expenses	8,406	3,065
Employee Advances	(80)	(2,510)
JM Waller/Raba-Kistner	26,000	-
Deposits	-	(24,002)
Total (Increase)/Decrease in Assets:	(307,057)	458,484

(Increase)/Decrease in liabilities:
Accounts Payable	66,440	5,560
Accrued Payroll	(38,851)	34,452
Accrued Payroll Taxes	23,897	(127)
Accrued 401(K) Employer Match	20,254	25,000
Notes Payable - Current	(237,202)	(141,825)
Capital Lease-Current Portion	33,933	-
Deferred Rent - Current	(1,149)	-
Fees/Sales Tax Payable	9,484	7,094
Credit Cards Payable	175,535	13,434
Other Liabilities	(7,446)	-
Total (Increase)/Decrease in Liabilities:	44,896	(56,412)

Cash flow from operating activities	1,692,734	1,092,786

Cash flow from investing activities:
Computer Equipment	3,081	3,824
Software	(2,330)	(9,188)

Cash flow from financing activities:

Line of Credit-Loan Payable	1,472,846	(420,414)
Shareholders Distributions	(588,868)	(16,448)
Notes Payable-Long Term	(184,012)	-

Net cash increase	2,393,452	650,561

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NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

J. M. Waller Associates, Inc., (the “Company”) a Virginia corporation and an S-Corporation for income tax purposes, is a professional and management services firm that specializes in engineering, planning, management, and environmental assessments services.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and a 51% owned joint venture, Construction Engineering Services, LLC, (“CES”). All intercompany accounts and transactions have been eliminated in consolidation.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, services have been rendered, the contract price is fixed or determinable, and collectability is reasonably assured. The Company's revenue is derived primarily from fixed-price contracts. The Company's fixed-price contracts are service based and revenue is recognized ratably over the service period on fixed-price-service contracts. The full amount of an anticipated loss on any type of contract is recognized in the period in which it becomes probable and can reasonably be estimated.

Cash and Cash Equivalents

The Company considers all short-term debt securities with a maturity of three months or less and all cash balances or deficits to be cash equivalents. The Company places its cash and cash equivalents with high credit quality institutions. The Company’s domestic cash is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents

Estimates

The preparation of financial statements, in conformity with U.S. generally accepted accounting principles, requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Income Taxes

The Company has elected to be treated as an S Corporation under the provisions of the Internal Revenue Code. Pursuant to this election, net earnings (loss) are reportable personally by the Company’s shareholders, and the Company is not taxed as a corporation. The results of operations of the Partnership are also required to be reported personally by its partners. Accordingly, income taxes are not provided for in the consolidated financial statements. The Company makes a provision for state income taxes where pass through is not permissible. The Company has also accrued estimated quarterly payments for the shareholders since it is required to make them due to the filing of consolidated state tax returns. For the residents of Virginia and Georgia, the payment for their state of residence is made to the shareholders since they cannot participate in the consolidated return in the state they reside. In addition, the Company is no longer subject to U.S., state and local tax examinations by tax authorities for years before 2010.

The Company recognizes the financial statement benefit of an income tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant taxing authority.

The Company has chosen to treat interest and penalties related to unrecognized tax benefits as income tax expense and as an increase to the income tax liability.

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Related Party Transactions

The Company has ownership interest in MBP-Waller, Waller-Raba and Waller-Pond LLCs with fifty, forty-nine and fifty percent ownership respectfully. None of these investments have ongoing operations at June 30, 2014.

Treasury Stock

The Company records treasury stock using the cost method from the purchase price of the stock.

Accounts Receivable

Accounts receivable are stated at unpaid balances, less an allowance for doubtful accounts. The Company provides for losses on accounts receivable using the allowance method. The allowance is based on experience and other circumstances, which may affect the customer’s ability to meet their obligations. It is the Company’s policy to charge off uncollectible accounts receivable when management determines the receivable cannot be collected.

As of June 30, 2014, the allowance for doubtful accounts was $376,000. This total is associated with a prime contractor who in December of 2012 became $2.3M in arrears in payments to the Company. In 2012 and 2013 the Company determined $850,000 and $246,000 as uncollectable respectfully. In early 2014 the prime contractor entered into a settlement agreement with the Company to pay the amounts owed. Through June 30, 2014, the prime contractor has made 6 of nine monthly payments with three remaining.

Property and Equipment

Property and equipment are stated at cost. Depreciation on property and equipment is calculated on an accelerated method over the estimated useful lives of the assets, ranging from three to seven years. Leasehold improvements are amortized on the straight-line method over the shorter of the lease term or estimated useful life of the asset.

Fair Value of Financial Instruments

The balance sheet includes various financial instruments consisting of cash and cash equivalents, accounts receivable, and accounts payable. The fair values of these instruments approximate the carrying values due to the short maturity of these instruments.

Deferred Rent

Certain of the Company’s leases contain lease incentives as well as fixed escalations. The Company amortizes incentives or escalations on a straight-line basis over the term of the leases.

Impairment of Long-lived Assets

Long-lived assets, including computer equipment, furniture and fixtures and leasehold improvements, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or group of assets may not be fully recoverable. These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows. If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets. If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets. No impairments were identified for the period ended June 30, 2014.

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NOTE B - ACCOUNTS RECEIVABLE

Accounts receivable consisted of the following at June 30, 2014:

Item	Balance

Billed accounts receivable	$5,155,200
Other accounts receivable	16,000
Retainage	20,441
Less allowance for doubtful accounts	(196,000)

Accounts receivables, net	$4,995,641

NOTE C - LINE-OF-CREDIT

The Company had a $7,000,000 line of credit agreement with BB&T that originally matured on September 1, 2009. The line has been renewed several times, at varying amounts, and most recently it was renewed at $4,500,000 on August 5, 2013 with a maturity date of August 5, 2014. These agreements are secured by a blanket lien on substantially all assets of the Company. The note bore a daily-adjusted interest at one-fourth of a percentage point above the Bank’s prime rate charges not to exceed a fixed average maximum rate of 30% and will not decrease below a fixed minimum rate of 4.5%. In connection with the acquisition (see Note J), the line-of-credit was paid off by the acquirer. The liability owed to the acquirer as of June 30, 2014 is recorded in current liabilities as line of credit.

NOTE D - NOTES PAYABLE

Prior to June 30, 2014, the Company purchased $3,072,000 and $208,611 of treasury stock from a retiring officer. Notes were established to fund the purchase. The notes accrued interest at an annual rate as provided for in IRC 1274(d) as published by the Internal Revenue Service. Prior to the acquisition at June 30, 2014 (see Note J), the notes were paid off.

NOTE E - CAPITAL LEASE

During 2013, the Company leased furniture under a capital lease for the Company’s San Antonio office with a combined capitalized cost of $238,453. The furniture is depreciated over the estimated useful life of the assets.

Future annual minimum lease payments under the above lease are as follows:

Remainder of 2014	$47,205
2015	85,656
2016	42,828

Total minimum lease payments	175,689

Less amount representing interest	(13,464)

Present value of minimum lease payments	$162,225

NOTE F - OPERATING LEASES

The Company currently has offices in several states. Office space in these locations is rented under operating leases expiring at various dates through February 2019. Additionally, several pieces of equipment are also leased.

The Company subleases the Hawaii office space through August 31, 2016 with monthly sublease income of $5,963.

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NOTE F - OPERATING LEASES - Continued

Future annual minimum rental payments, net of sublease income, under the above leases are as follows:

Remainder of 2014	$366,182
2015	425,387
2016	304,641
2017	219,945
2018	224,449
Thereafter	37,533

Total	$1,578,137

NOTE G - EMPLOYEE 401(k) AND PROFIT-SHARING PLAN

On January 1, 1995, the Company adopted a defined contribution (a qualified 401(k)) plan, which includes a salary reduction feature for all eligible employees. Substantially all employees age 21 or older are eligible to participate immediately upon their hire date. At June 30, 2014, the Company accrued $50,000 toward a match for 2014.

NOTE H - OTHER CURRENT LIABILITIES

The Company has several non-General Service Administration (“GSA”) contracts that use a GSA Schedule, as an underlying contract vehicle, thus requiring the payment of the Industrial Funding Fee (“IFF”). Other current liabilities include the following:

2014

State and corporate taxes	$154,098
Deferred rent - current	59,907
Subcontractor accruals	88,734
2013 401(k) audit expense accrual	15,000
Miscellaneous accruals	24,002

Total	$341,741

NOTE I - DISALLOWED COSTS

The Company has a substantial number of U.S. Government contracts, and some of these contracts have cost reimbursable elements. Costs incurred on these contracts are subject to audit by the Defense Contract Audit Agency (“DCAA”). All fiscal years through 2009 have been audited and closed. Management believes that the effect of disallowed costs, if any, for the periods not yet audited and settled with DCAA will not have a material adverse effect on the Company’s consolidated balance sheets or consolidated statements of operations.

NOTE J - SUBSEQUENT EVENTS

Effective at the close of business June, 30, 2014, the Company entered into a Stock Purchase Agreement (“SPA”) with Versar, Inc. (“acquirer”) As part of the SPA, the Company’s shareholders elected to use closing cash to pay off the closing date indebtedness (i.e., the line-of-credit).

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